UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 3, 2004 (March 2, 2004)

Date of Report (Date of earliest event reported)

COTELLIGENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27412	94-3173918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Theory, Suite 200 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 823-1600

(Registrant’s telephone number, including area code)

Item 5. Other Events

As previously reported on Form 8-K filed on March 2, 2004, Cotelligent, Inc. (the “Company”) announced that it had acquired On-Site Media, Inc., a Nevada corporation (“On-Site”), pursuant to the terms of an Agreement and Plan of Merger dated November 24, 2003 (as amended, the “Merger Agreement”), by and among the Company, Watchit Media USA, Inc., a newly formed subsidiary of the Company (as assignee of Recency Media USA, Inc.) (“Merger Sub”), On-Site, Loren W. Willman, individually, Kenneth L. Maul, individually, John F. Slitz, individually and as Trustee of the Slitz Family Trust, and Las Vegas Venture Fund I, LLC. On-Site, a Las Vegas, Nevada based company, is one of the top providers of narrowcasting services and products to the hotel/casino market.

Under the terms of the Merger Agreement, On-Site was merged with and into Merger Sub, with Merger Sub surviving the merger. As a result of this transaction, all outstanding shares of On-Site’s common stock were converted into the right to receive, subject to adjustment, an aggregate of (i) 10,679,612 shares of the Company’s common stock, (ii) warrants to purchase 5,339,806 shares of the Company’s common stock and (iii) $650,000 in cash. The Company used cash on hand to fund the cash portion of the merger consideration paid at closing.

This Form 8-K/A is being filed to amend Items 7(a) and (b) from the Current Report on Form 8-K filed by the Company on March 2, 2004 to read in their entity as follows:

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired. In accordance with Rule 3-05 of Regulation S-X, no financial statements are required to be filed for the On-Site acquisition.

(b)	Pro Forma Financial Information. In accordance with Rule 11-01 of Regulation S-X, no financial statements are required to be filed for the On-Site acquisition.

(c)	Exhibits. The following exhibit is furnished as part of this report:

99.1*	Press Release dated March 2, 2004.

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTELLIGENT, INC.

Dated: May 3, 2004

	By:	/s/ Curtis J. Parker
Curtis J. Parker
Executive Vice President, Chief Financial Officer, Treasurer & Secretary

Exhibit Index

Exhibit Number	Description
99.1*	Press Release dated March 2, 2004

*	Previously filed